UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2020

COMMISSION FILE NO. 001-13393

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1209792
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1 Choice Hotels Circle Rockville	Suite 400 Maryland	20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 9, 2020, the board of directors of Choice Hotels International, Inc. (the “Company”) designated Elizabeth A. Redmond, age 56, as the principal accounting officer of the Company for the purposes of the Company’s filings with U.S. Securities and Exchange Commission. Ms. Redmond was appointed Chief Accounting Officer of the Company in March 2020. Prior to her appointment, Ms. Redmond held the position of Vice President, Financial Reporting & Accounting from March 2014 to March 2020, Sr. Director, Accounting & Compliance from November 2007 to March 2014, and Director, Compliance from January 2007 to November 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2020	/s/ Dominic E. Dragisich
Dominic E. Dragisich
Chief Financial Officer